UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2018

VIEWRAY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37725	42-1777485
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2 Thermo Fisher Way

Oakwood Village, Ohio 44146

(Address of principal executive offices, including zip code)

(440) 703-3210

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officer.

On February 2, 2018, the Board of Directors (the “Board”) of ViewRay, Inc. (the “Company”) appointed Scott Huennekens to serve as a Class III director of the Company, and Daniel Moore to serve as a Class II director, effective immediately. In connection with the new appointments, the Board increased the size of the Board by one to a total of eleven directors.

As a non-employee director, Mr. Huennekens and Mr. Moore, will each receive an initial option grants with an aggregate grant date fair value of $176,400 of the Company’s common stock, pursuant to the terms of the Company’s Board of Directors Non-Employee Director Compensation Policy and are each eligible to receive an annual cash retainer of $40,000 for service on the Board and an annual options award with an aggregate grant date fair value of $100,000. The Company intends to enter into customary indemnification agreements with each of them.

Mr. Huennekens is currently chairman, president and chief executive officer of Verb Surgical, which he joined in August 2015. Previously, Mr. Huennekens served as president and chief executive officer of Volcano Corporation from its start-up in 2002, through its IPO in 2006, and to its eventual sale to Royal Philips in 2015. Prior to his work at Volcano, Mr. Huennekens served as president and chief executive officer of Digirad Corporation, a diagnostic imaging solutions provider. Mr. Huennekens is a board member and past chairman of the Medical Device Manufacturer’s Association (MDMA). He earned a Bachelor of Science in Business Administration from the University of Southern California and earned his Masters of Business Administration from the Harvard Business School.

Mr. Moore has served as Chairman of LivaNova’s board of directors since 2015. Previously he served as a member of the board and chief executive officer of Cyberonics from 2007. Mr. Moore joined Cyberonics from Boston Scientific, where he held positions in sales, marketing and senior management in the U.S. and in Europe. His last position at Boston Scientific was president, International Distributor Management. Prior to that role, he held the position of president, Inter-Continental, a business unit of Boston Scientific. Mr. Moore earned a Bachelor of Arts from Harvard University, and a Masters of Business Administration with High Honors from Boston University.

Also on February 2, 2018, David Bonita, M.D., and Mark S. Gold, M.D., both members of the Board, informed the Company of their intention to resign from the Board effective at the Company’s next Annual Meeting. David Bonita, M.D. and Mark S. Gold, M.D.’s decisions to resign were not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIEWRAY, INC.

Dated: February 7, 2018	By:	/s/ Chris A. Raanes
		Name:	Chris A. Raanes
		Title:	Chief Executive Officer